                                                                  EXHIBIT (d)(2)

                             SHAREHOLDERS AGREEMENT

        THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into this ____ day of ________, 2002, by and among Hemet Financial Group, Inc., a corporation organized and existing under the laws of the State of Nevada (including any successor in interest thereto, the "Company"), and the shareholders of the Company identified on the signature pages hereto (each together with any transferees in accordance with this Agreement, a "Shareholder" and collectively, the "Shareholders").

                              W I T N E S S E T H :
                              - - - - - - - - - -

        All of the issued and outstanding shares of Common Stock of the Company, $0.001 par value per share, (the "Common Stock") are held among the Shareholders.

        The Shareholders and the Company deem it to be in their best interests to provide certain agreements with respect to the shares of the Common Stock now owned or subsequently acquired by them or any other Person (as defined below), including without limitation the transfer or other disposition of such shares.

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION l
                    RESTRICTIONS ON TRANSFER OF COMMON STOCK

        1.1 General Restrictions and Procedures.

            (a) Except for Permitted Transfers (as defined below), no Shareholder may sell, exchange, convey, assign, give, pledge, distribute to a beneficiary, hypothecate, encumber, grant a security interest in, grant an option to purchase, or agree to do any of the foregoing ("Transfer") with respect to any of its Common Stock or any interest therein (including any beneficial interest) to any natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, corporation, estate, bank, trust company, unincorporated organization or any person acting in a representative capacity (each a "Person") unless (i) the Shareholder desiring to make the Transfer shall have first offered to sell the Common Stock pursuant to Section 1.2 hereof, (ii) the Company has received evidence reasonably satisfactory to it that such Transfer, in form and substance, will be made in compliance with all applicable laws, including without limitation, the securities laws of the United States (including without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), and all applicable state securities laws, which evidence may include a legal opinion addressed to the Company from counsel to the Shareholder, (iii) the transferee is permitted to hold the Common Stock pursuant to all applicable local, state and federal laws and as a Shareholder, the transferee would not cause the Company to violate any local, state and federal laws, (iv) the Company has provided written notice to the Selling Shareholder pursuant to
Section 1.2(b) hereof that the Selling Shareholder may effect the Transfer, and
(v) the transferee has executed and delivered to the Company a joinder agreement, pursuant to which such transferee has agreed to be bound by, and takes such Common Stock subject to, all the terms and conditions of this Agreement. No Transfer of Common Stock in violation of this Agreement shall be made or recorded on the books of the Company and any such Transfer shall be void and of no force or effect.

            (b) The following Transfers shall be deemed to be "Permitted Transfers": (i) Transfers to the Company or another Shareholder (provided such Transfer does not violate any federal or state banking laws, rules or regulations); (ii) Transfers to a pledgee of Common Stock pursuant to a pledge of the Common Stock made to secure (A) an obligation of the Company or (B) an obligation of the pledgor Shareholder to another Shareholder or to the Company;
(iii) Transfers to a Shareholder's Personal Representative (as defined below) upon the death or disability of the Shareholder; or (iv) any Transfer that receives the prior approval of the Board of Directors of the Company so long as such Transfer satisfies all conditions imposed by the Board of Directors, provided that a Transfer shall not be a Permitted Transfer unless the Transfer complies with the provisions of Section 3.3 hereof (each of these transferees a "Permitted Transferee").

            (c) "Personal Representative" shall mean the Person acting in a representative capacity as the executor or administrator of a Shareholder's estate or the duly appointed guardian of the property of a Shareholder.

        1.2 Offer by Shareholder.

            (a) If any Shareholder ("Selling Shareholder") desires to Transfer any shares of Common Stock to any Person other than a Permitted Transferee, the Selling Shareholder shall first make an offer to sell all of such shares that he or she desires to Transfer (but not less than all of the shares he or she desires to sell) to the Company (the "Company Offer") for the purchase price per share offered to or by the proposed transferee and on the terms hereinafter set forth. The Company Offer shall be in writing and shall specify the nature of the proposed Transfer in which the Selling Shareholder desires to engage, including the name or names of the other party or parties to such proposed transaction and the terms thereof, including the purchase price and payment terms, if any, and shall have attached a written copy of the proposed offer from or to the other party or parties, if any, to the proposed transaction. The Company will within 30 days of its receipt of the Company Offer, by written notice to the Selling Shareholder and each Non-Selling Shareholder (i) accept the offer as to all of the shares of Common Stock, (ii) accept the offer as to less than all of the shares of Common Stock and provide notice to the Non-Selling Shareholders (as defined below) of an opportunity to purchase the Remaining Shares (as defined below), or (iii) reject the offer as provided in paragraph (b).

            (b) If the Company (i) rejects the Company Offer made by the Selling Shareholder pursuant to Section 1.2(a) or (ii) fewer than all of the shares of Common Stock included in the Company Offer are purchased by the Company and the Non-Selling Shareholders, the Selling Shareholder may effect the proposed Transfer only if (x) the Company determines that such proposed Transfer will not cause the Company to fail to maintain its status as an S Corporation and provides a written notice to the Selling Shareholder that he or she may effect the proposed Transfer and (y) the Selling Shareholder and the transferee satisfy all the conditions to a proposed Transfer set forth in Section 1.1(a) hereof prior to the completion of the proposed Transfer. Any Transfer effected pursuant to this Section 1 shall be subject to the provisions of Section 3.3 hereof. If a Selling Shareholder shall fail to complete a Transfer that is permitted to be effected pursuant to this
Section 1.2(b) within ninety (90) days following the receipt of written notice from the Company pursuant to this Section 1.2(b), then such shares of Common Stock shall again be subject to all of the restrictions on Transfers set forth in this Agreement.

            (c) If the Company does not reject the Company Offer but provides notice that it elects to purchase less than all of the shares of Common Stock offered by the Selling Shareholder, then the Company shall, on behalf of the Selling Shareholder, within the time period provided for in Section 1.2(a) hereof, provide written notice to the other Shareholders (the "Non-Selling Shareholders") that the Non-Selling Shareholders may purchase all of such shares of Common Stock that the Company did not elect to purchase (but not less than all of such shares) (the "Remaining Shares") for the purchase price per share to be paid by the Company and on the terms hereinafter set forth. Each Non-Selling Shareholder shall be entitled to purchase the product of (1) the Remaining Shares and (2) a fraction, the numerator of such fraction being the number of shares of Common Stock owned by such Non-Selling Shareholder and the denominator being the total number of shares of Common Stock owned by the Non-Selling Shareholders as a group (the ("Pro Rata Amount").

            (d) Within twenty (20) days after receipt of the notice from the Company pursuant to Section 1.2(c) hereof, each Non-Selling Shareholder who wishes to purchase any or all of the Remaining Shares shall provide the Company with a written notice specifying the number of Remaining Shares (up to such Non-Selling Shareholder's Pro Rata Amount) that such Non-Selling Shareholder desires to purchase and may, at the Non-Selling Shareholder's option, indicate the maximum number of Remaining Shares such Non-Selling Shareholder desires to purchase in excess of such Non-Selling Shareholder's Pro Rata Amount (the "Excess Transfer Amount"). If one or more Non-Selling Shareholders declines to participate in such purchase or elects to purchase less than such Non-Selling Shareholder's Pro Rata Amount, then the Remaining Shares that the Non-Selling Shareholders did not elect to purchase shall automatically be deemed to be accepted by each Non-Selling Shareholder who specified an Excess Transfer Amount in the Non-Selling Shareholder's notice of acceptance, allocated among all such Non-Selling Shareholders (with rounding to avoid fractional shares) in proportion to their respective Pro Rata Amounts, but in no event shall an amount greater than a Non-Selling Shareholder's Excess Transfer Amount be allocated to such Non-Selling Shareholder. Any excess Remaining Shares shall be allocated among the remaining Non-Selling Shareholders whose specified Excess Transfer Amount has not been satisfied (with rounding to avoid fractional shares) in proportion to their respective Pro Rata Amounts, and such procedure shall be repeated until the entire Excess Transfer Amount of each Non-Selling Shareholder has been satisfied or all Remaining Shares have been allocated among the Non-Selling Shareholders who desire to purchase an Excess Transfer Amount. If, after the Excess Transfer Amount for each

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Non-Selling Shareholder has been satisfied, there are excess Remaining Shares, the Company shall have the right to purchase the excess Remaining Shares. If all of the shares of Common Stock offered by the Selling Shareholder pursuant to this Section 1.2 are not purchased by the Company and the Non-Selling Shareholders, the Selling Shareholder may effect the proposed Transfer only if the conditions set forth in Section 1.2(b) hereof are satisfied. If there are Remaining Shares offered to the Non-Selling Shareholders pursuant to this
Section 1.2, the Company shall notify the Selling Shareholder and each Non-Selling Shareholder of the acceptance or non-acceptance of such offer, specifying, in the case of acceptance, how many, if any, of the Remaining Shares that each Non-Selling Shareholder desired to purchase have been accepted for purchase, within forty (40) days of the date that the Company provided notice to the Non-Selling Shareholders pursuant to Section 1.2(c) hereof.

        1.3 Purchase by Company. If a Selling Shareholder offers to sell his or her Common Stock to the Company pursuant to Section 1.2 above, then the Selling Shareholder shall vote all of his or her shares of Common Stock in accordance with the majority of shares of Common Stock cast by the Non-Selling Shareholders at any meeting of shareholders of the Company in order to approve any corporate action that may be required to be taken by the Company or its officers or directors in order to enable the Company to accept the offer and purchase the shares of Common Stock offered by the Selling Shareholder.

        1.4 Purchase Price and Terms. The purchase price and terms of payment set forth in the Company Offer by a Selling Shareholder shall be identical to the offer given or received by such Selling Shareholder to or from a proposed transferee, except that if the consideration to be paid to the Selling Shareholder by such proposed transferee consists in whole or in part of property other than cash, the Company and the Non-Selling Shareholders who purchase shares of Common Stock from the Selling Shareholder pursuant to Section 1.2 hereof, may transfer cash or other property of similar kind and equivalent value to the Selling Shareholder in payment for the shares of Common Stock purchased by the Company and the Non-Selling Shareholders. If a Selling Shareholder (i) desires to Transfer his or her shares of Common Stock, when there does not exist an offer by a proposed transferee that contains purchase price and payment terms, or (ii) breaches its covenant set forth in Section 3.2 hereof (except as provided in Section 3.2 hereof), then (1) in the case of clause (i), if the Company or any Non-Selling Shareholders offers to purchase any of such Selling Shareholder's shares of Common Stock, the purchase price for each share of Common Stock purchased by the Company or a Non-Selling Shareholder, shall be equal to the "Adjusted Stated Value Per Share" (as defined below) or (2) in the case of clause (ii), the Selling Shareholder shall deemed to have made a Company Offer to the Company for a purchase price per share of Common Stock equal to the Adjusted Stated Value Per Share. "Adjusted Stated Value Per Share" means the difference between (a) the sum of (i) Stated Value Per Share (as defined in the following sentence), and (ii) profits per share of Common Stock (as reasonably estimated by the Board of Directors) and (b) the sum of (i) losses per share of Common Stock (as reasonably estimated by the Board of Directors) and (ii) distributions per share of Common Stock, calculated in each instance from the date the Board of Directors of the Company last determined the Stated Value Per Share through the last day of the month preceding the month in which the purchase is made. "Stated Value Per Share" means the amount determined from time to time by the Board of Directors of the Company as being the value per share of Common Stock for purposes of this Agreement. The Board of Directors of the Company, no less frequently than within ninety (90) days following the end of each fiscal year of the Company, shall determine and state in writing the Stated Value Per Share as of a specified date and shall cause the same to be entered in the minute book of the Company. Such Stated Value Per Share shall be based on a good faith determination, performed with reasonable diligence, by the Board of Directors of the fair market value of the stock of the Company. If in any fiscal year the Board of Directors of the Company fails to determine and state in writing a new Stated Value Per Share, in the manner described above, then the last designated Stated Value Per Share shall continue in effect until a new Stated Value Per Share has been determined.

        1.5 Acceptance of Offers. The Company shall notify the Selling Shareholder and each of the Non-Selling Shareholders in writing as provided in
Section 1.2 with respect to any Company Offer pursuant to Section 1.2. Unless written notice of acceptance of the Company Offer by the Company has been received by the Selling Shareholder prior to the applicable time period provided in Section 1.2, such Company Offer shall be deemed not to have been accepted for purchase.

        1.6 Closing of Purchase. If all of the shares of Common Stock included in the Company Offer made by the Selling Shareholder pursuant to Section 1.2 of this Agreement are accepted for purchase, then such shares of Common Stock shall be sold by the Selling Shareholder to the Company or the Non-Selling Shareholders, or any combination thereof, as the case may be who have agreed to purchase shares of Common Stock. The closing of the purchase or purchases shall take place at the principal office of the Company or at such other place as the Company may designate, not more than thirty (30) days after the date that the Selling Shareholder receives a timely notice of acceptance from the Company pursuant to Section 1.2 hereof. The purchase price for all shares of Common Stock sold pursuant to Section 1.2 hereof shall be paid in accordance with the terms of payment determined as set forth in Section 1.4 hereof. The Selling Shareholder shall represent and warrant to the Company and Non-Selling Shareholders who purchase shares of Common Stock offered by the Selling Shareholder in the Company Offer that upon transfer of such shares of Common Stock by it to the Company and the Non-Selling Shareholders purchasing shares of Common Stock, the Company and such Non-Selling Shareholders shall receive all right, title and interest in such shares of Common Stock, free and clear of any claims, options, charges, encumbrances or rights of others, except as may be created by this Agreement.



                                    SECTION 2
                  PURCHASE AND SALE UPON DEATH OF A SHAREHOLDER

        2.1 Death of a Shareholder. Promptly after (and in any event within 30 days) the death of a Shareholder, the deceased Shareholder's estate or Personal Representative shall give written notice to the Company of such death. Upon the death of a Shareholder, all of the shares of Common Stock of the Company owned at the time of death by the deceased Shareholder, and all of the shares to which the deceased Shareholder or the deceased Shareholder's estate or Personal

Representative shall be entitled, may be Transferred to another Shareholder. In the event such shares of Common Stock are not to be Transferred to another Shareholder, then such shares of Common Stock shall be sold to the Company or the other Shareholders holding shares of Common Stock immediately before the death of such deceased Shareholder ("Surviving Shareholders"), pursuant to the terms and conditions described in this Section 2, unless the estate or Personal Representative of the deceased Shareholder demonstrates to the satisfaction of the Company that a Transfer of such shares of Common Stock by the estate or Personal Representative of the deceased Shareholder to a proposed transferee will not cause the Company to fail to maintain its status as an S Corporation. In the event that all of the shares of Common Stock owned by a deceased Shareholder are not to be Transferred to another Shareholder and the estate or Personal Representative of the deceased Shareholder demonstrates to the satisfaction of the Company that a Transfer of such shares of Common Stock by the estate or Personal Representative of the deceased Shareholder to a proposed transferee will not cause the Company to fail to maintain its status as an S Corporation pursuant to this Section 2, then such shares of Common Stock may be Transferred by the estate or Personal Representative of the deceased Shareholder to the proposed transferee. Any Transfer effected pursuant to this Section 2 shall be subject to the provisions of Section 3.3 hereof. Any shares of Common Stock sold to the Company or the Surviving Shareholders pursuant to this Section 2 shall be sold at a purchase price equal to the Adjusted Stated Value Per Share as defined in Section 1.4 hereof. The purchase price for any purchase of shares of Common Stock pursuant to this Section 2 shall be payable, at the election of the purchaser, either (i) all in cash at the closing of such purchase or (ii) 20% in cash at the closing of such purchase and the remainder in the form of a promissory note delivered at the closing, which shall be substantially in the form attached hereto as Exhibit A and which shall provide for the remaining principal to be paid in four equal annual installments commencing on the first anniversary of the closing and which shall bear a floating rate of interest reset monthly, at the "Prime Rate" as reported on the first business day of each month in the "Money Rates" section of The Wall Street Journal or, in the event such newspaper ceases to be published, in another nationally circulated financial newspaper, which interest shall be compounded monthly.

        2.2 Purchase by the Company and Surviving Shareholders.

            (a) If the estate or Personal Representative of a deceased Shareholder fails to demonstrate to the Company, within ninety (90) days after the Company receives notice of the death of the deceased Shareholder from such deceased Shareholder's estate or Personal Representative pursuant to Section 2.1 hereof, that a Transfer to a proposed transferee of the shares of Common Stock of such deceased Shareholder will not cause the Company to fail to maintain its status as an S Corporation, the Company shall notify in writing (the "Initial Deceased Shareholder Notice") the estate or Personal Representative of the deceased Shareholder and each of the Surviving Shareholders, of the number of shares of Common Stock of the deceased Shareholder that the Company intends to purchase pursuant to this Section 2, if any.

            (b) If the Company sends an Initial Deceased Shareholder Notice pursuant to Section 2.2(a) hereof that all of the shares of Common Stock of the deceased Shareholder will not be purchased by the Company, then the Initial Deceased Shareholder Notice shall set forth the "Maximum Amount" (as defined below) of shares of Common Stock that each Surviving Shareholder may be required to purchase. The "Maximum Amount" for each Surviving Shareholder shall be an amount equal to (except for rounding to avoid fractional shares) the product of (1) the aggregate amount of the deceased Shareholder's shares of Common Stock not to be purchased by the Company and (2) a fraction (the "Maximum Amount Percentage"), the numerator of which is the number of shares of Common Stock owned by the Surviving Shareholder and the denominator of which is the total number of shares of Common Stock owned by the Surviving Shareholders as a group. Within ten (10) days after receipt of the Initial Deceased Shareholder Notice, each Surviving Shareholder shall send a written notice (each a "Surviving Shareholder Notice") to the Company and the deceased Shareholder's estate or Personal Representative (as shall be identified in the Initial Deceased Shareholder Notice) specifying the number of such deceased Shareholder's shares that such Surviving Shareholder desires to purchase (the "Desired Amount"). If the aggregate amount of the Desired Amounts exceeds the number of shares of Common Stock owned by the deceased Shareholder, then each Surviving Shareholder who provided a Surviving Shareholder Notice be allocated their Desired Amount up to the Surviving Shareholder's Maximum Amount. After such allocation, the remaining shares of Common Stock owned by the deceased Shareholder shall be allocated among the Surviving Shareholders who provided a Surviving Shareholder Notice, pro rata based on their respective Maximum Amount Percentages; provided, however, in no event shall such Surviving Shareholders be required to purchase shares of Common Stock in excess of their Desired Amount. If, after receiving the Surviving Shareholder Notices, the Company determines that there will be remaining shares of Common Stock held by the deceased Shareholder after purchases by the Surviving Shareholders of their respective Desired Amounts (such remaining shares being hereinafter referred to as the "Mandatory Purchase Shares"), then the Company shall, within twenty (20) days of providing the Initial Deceased Shareholder Notice, send a written notice to the deceased Shareholder's estate or Personal Representative and to each Surviving Shareholder specifying the number of Mandatory Purchase Shares required to be purchased by each Surviving Shareholder. The Surviving Shareholders whose Desired Amounts are less than their Maximum Amounts shall be obligated to purchase their respective Required Amount (as defined below) of the Mandatory Purchase Shares. The "Required Amount" for each Surviving Shareholder shall be equal to (except for rounding to avoid fractional shares) the product of (x) the number of Mandatory Purchase Shares and (y) a fraction, the numerator of which is the difference between the Maximum Amount and the Desired Amount for the Surviving Shareholder (the "Deficiency Amount") and the denominator of which is the sum of the Deficiency Amounts for the Surviving Shareholders whose Desired Amounts are less than their Maximum Amounts.

        2.3 Closing. The closing of any purchase of shares of Common Stock pursuant to this Section 2 shall take place at the principal office of the Company or at such other place as the Company may designate, within forty (40) days after the later of (i) the date that the Company sends an Initial Deceased Shareholder Notice pursuant to Section 2.2(a) hereof or (ii) the date of the determination of the Adjusted Stated Value Per Share.

                                    SECTION 3
                             SUBCHAPTER S PROVISIONS

        3.1 Election Under Subchapter S.

            (a) Effective as of January 1, 2003, the Company shall use its best efforts to make and timely file Internal Revenue Service Form 2553 (Election by a Small Business Corporation) ("Form 2553") to evidence its election to be treated as an S Corporation and to be taxed under Subchapter S of the Code ("Election"), with the consent of all Shareholders, evidenced by their signatures thereon.

            (b) Each Shareholder hereby agrees to perform every act and execute each document, including Form 2553, necessary to cause the Company to evidence its Election to be treated as an S Corporation.

        3.2 Shareholders' Covenants, Representations and Warranties. Each Shareholder hereby covenants, represents and warrants to the Company and to every other Shareholder, as of January 1, 2003, and continuing thereafter until such time as the Company's S Corporation status has been terminated as permitted in Section 3.7 hereof, that the Shareholder will be or will have Transferred its shares of Common Stock to (i) an individual who is a citizen or lawful permanent resident of the United States; (ii) a grantor trust, all of which is treated as owned for federal income tax purposes by one individual, who is a citizen or lawful permanent resident of the United States, or by a husband and wife, both or whom are citizens or lawful permanent residents of the United States, (iii) a trust not described in clause (ii) that, in the Company's reasonable determination, is eligible to be a shareholder of an S Corporation pursuant to the Code, or (iv) an employee stock ownership plan that is eligible to be a shareholder of an S corporation pursuant to the Code. If a Shareholder that is a grantor trust described in clause (ii) of the immediately preceding sentence ceases to be a grantor trust as described in such clause (ii), solely as a result of a death of a grantor, then such Shareholder shall be subject to the provisions of Section 2 as if such Shareholder were an individual who had then died, and as if the trustee of such grantor trust were the Personal Representative of such individual. Any Shareholder who breaches the covenants set forth in this Section 3.2 (except for the reason set forth in the immediately preceding sentence) shall be subject to the provisions of Section
1.4 hereof. In the case of any Shareholder that is a trust, the individual, or husband and wife couple, deemed to own the shares of Common Stock held by the trust hereby agree to execute the Trust Supplement to this Agreement.

        3.3 Restrictions on Transfer. Notwithstanding any other provision of this Agreement to the contrary, so long as there is on file with the Internal Revenue Service an Election by the Company, and no revocation or consent of revocation has occurred as specifically permitted under this Section 3, no Shareholder shall make any Transfer of the Common Stock, whether by sale, gift, assignment, pledge, or other voluntary disposition or encumbrance, or by death or involuntary disposition or encumbrance, or take any other action or refrain from taking any other action with respect to the Common Stock, that is, in the Company's reasonable determination, likely to cause the Company to fail to maintain its status as an S Corporation, including but not limited to: (i) Transferring any Shares to any Person or Persons if such Transfer would cause the aggregate number of then-existing Shareholders to exceed the number of shareholders permitted by Section 1361(b)(1)(A) of the Code and (ii) Transferring any Shares to any individual who is not a U.S. citizen, or to any corporation, partnership, unincorporated association, or joint venture, trust or other non-individual Person. Any such action as may nevertheless be attempted in violation of the foregoing shall be void ab initio. In the event of any purported or attempted Transfer of Common Stock that does not comply with the provisions of this Agreement, including, without limitation, this Section 3.3, the purported transferee shall not be deemed to be a shareholder of the Company and shall not be entitled to receive a new stock certificate or any dividends or other distributions on or with respect to the Common Stock.

        3.4 Mandatory Dividends and Distribution.

            (a) Subject to any applicable local, state or federal laws, and any restrictions contained in any agreement binding upon the Company, and unless the holders of at least 67% of the shares of Common Stock shall determine otherwise, for any taxable year for which the Election is in effect, the Company shall by dividend make pro rata distributions to the Shareholders at least equal to the estimated aggregate federal and state income taxes attributable to their pro rata share of the Company's net income for such year. Such estimated tax liability shall be computed by the accountant who regularly prepares the Company's tax returns and shall be computed on the basis of the highest marginal federal and state income tax rate applicable to Company income at individual rates, on the assumption that the individuals reside in the State of California for the tax year in question and assuming the deductibility of state income taxes for the purpose of computing federal income taxes unless prohibited by applicable federal law. Unless prevented from making any dividends under applicable local, state or federal laws, or unless the holders of not less than 67% of the Common Stock otherwise agree, the Company shall make the total amount of the minimum mandatory dividend required by this Section 3.4 in a timely manner to allow the tax (including, without limitation, estimated tax payments) attributable to the income passed through the Company to any Shareholder to be paid when due. No provision of this Section 3.4(a) shall cause the total dividend paid with respect to any outstanding share of Common Stock to differ from the amounts paid with respect to any other outstanding share of Common Stock. The Shareholders acknowledge and agree that the ability of the Company to pay dividends to the Shareholders is subject to receipt by the Company of dividend and other distribution payments from its subsidiaries, which subsidiaries may be prohibited or restricted under local, state or federal laws from making dividend or distribution payments to the Company.

            (b) If the Election is revoked or terminated, unless (i) the Shareholders unanimously agree to the election authorized by Section 1371(e)(2) of the Code, (ii) the holders of at least 67% of the Common Stock otherwise agree, or (iii) prohibited or restricted from doing so by applicable local, state or federal laws or the provisions of any agreement or otherwise, the Company shall be obligated to make pro rata dividend distributions during the post-termination transition period equal to the Company's aggregate accumulated adjustments accounts.

        3.5 State Tax Matters.

            (a) Each Shareholder hereby agrees to take all such actions as may be required by any state in which the Company does business to ensure recognition of the Company's S Corporation status for state tax purposes, including without limitation, (i) reporting, where required, the Election to the applicable state governmental authority; and (ii) the payment, where applicable, of state income taxes on each Shareholder's allocable pro rata share of the Company's income attributable to each such state.

            (b) Without limiting the generality of Section 3.5(a), should the Company become (or any successor thereto be) a California corporation having non-California resident shareholders, for any taxable year in which the Company qualifies as an S Corporation:

                (i) The Company hereby agrees to use its reasonable best efforts:

                        (A) to report the Election to the California Franchise
                Tax Board in the time and manner prescribed by law;

                        (B) to timely file Form 100S, California Franchise or
                Income Tax Return (or other applicable form), including all schedules and attachments thereto, and timely pay all franchise and income tax due the State of California;

                        (C) to timely file Form FTB 3830, S Corporation's List
                of Shareholders and Consents (or other applicable form); and

                        (D) to refrain from taking any action, including,
                without limitation, a change in accounting method, that would result in the Company becoming an "ineligible corporation" pursuant to Cal. Rev. & Tax Code Section 23800.5(a).

                (ii) Each non-California resident Shareholder hereby agrees:

                        (A) to execute Form FTB 3830 (or other applicable form),
                including spousal signature if applicable, evidencing the non-California resident's consent to be subject to the jurisdiction of California to tax such Shareholder's pro rata share of income attributable to California sources and further agrees to file Form FTB 3830 for any taxable year during which the non-California resident Shareholder sells all of his or shares of Common Stock or otherwise ceases to be a Shareholder pursuant to this Agreement; and

                        (B) to timely file Form 540NR, California Nonresident or
                Part-Year Resident Income Tax Return (or other applicable form), including all applicable attachments and schedules thereto, and pay all taxes due to the State of California on such Shareholder's pro rata share of income attributable to California sources.

                (iii) Each California resident Shareholder hereby agrees to timely file Form 540/540A or Form 540 2EZ, California Resident Income Tax Return (or other applicable form), including all applicable schedules and attachments thereto, and pay all taxes due to the State of California.

            (c) If, at the time of the Election, the Company (or any successor thereto) is other than a California corporation, then this Section 3.5 shall be amended as necessary to comply with the requirements of the State in which the Company is incorporated, to ensure recognition of the Company's S Corporation status for state tax purposes.

        3.6 Company's Duties. At any time there is a valid Election in effect, the Company agrees that it shall (i) not issue more than one class of stock, and
(ii) use its best efforts to avoid a termination of the Election. Further, the Company shall not issue any stock, any options, or any debt (other than debt issued during its ordinary course of business) unless such issuance has been reviewed by attorneys designated by the Company and in the opinion of such attorneys, the issuance of such stock, options, or debt, and, in the case of options, their exercise, will not cause the Company to fail to maintain its status as an S Corporation.

        3.7 Revocation; Termination. Upon the determination of the holders of a majority of all outstanding shares of Common Stock at a properly called meeting of the shareholders of which specific notice of the proposed action is properly given, and the filing with the Company of a certificate of such determination, signed by the holders of a majority of all outstanding shares of Common Stock:

            (a) the provisions of this Section 3, but no other provisions of this Agreement, shall be terminated; and

            (b) the Shareholders shall promptly execute such documents as are appropriate to effect a revocation of any Election.

        3.8 Board Determination of Termination. If in the judgment of the Board of Directors, in consultation with the tax advisors to the Company, it is reasonably certain that the Election has been terminated and is not likely to be restored or the Company is not eligible to make such Election, then the provisions of this Section 3, but no other provisions of this Agreement, shall be terminated.

        3.9 Inadvertent Termination and Indemnity. If any Shareholder or the Company takes any action resulting in the inadvertent termination of the Company's S Corporation status, the Company will either seek from the Internal Revenue Service (i) a waiver of the terminating event on grounds of inadvertence or (ii) approval to file a new Election and to be treated as an S Corporation before the five-year waiting period after termination of the Election. If any Shareholder is responsible for the termination of the Company's S Corporation's status, then such Shareholder(s) agrees to cooperate with the Company in seeking such waiver or approval and to pay all costs and expenses of the Company in connection with seeking such waiver or approval, including, without limitation, attorneys' fees. If the Company is unsuccessful in obtaining such waiver or approval, such Shareholder(s) agrees to indemnify and hold harmless the Company and the other Shareholders from all reasonable losses, costs and expenses, including, without limitation, reasonable attorneys' fees and any federal and state income taxes owing by the Company and/or the other Shareholders in excess of the federal and state income tax liability that would have been owed if the Election had not been terminated and any additional interest and penalties thereon. All Shareholders agree in advance to make necessary adjustments to income pursuant to Section 1362(f) of the Code in order to obtain such waiver or approval. A Shareholder's obligation to make such adjustments shall continue after the Shareholder has ceased to own Common Stock of the Company and after this Agreement has terminated.

        3.10 Election as to Distributions from Accumulated Earnings and Profits. Each Shareholder agrees and consents to an election by the Company, pursuant to
Section 1368(e)(3) of the Code, to have Section 1368(c)(1) of the Code not apply to all distributions made by the Company during 2003 and thereafter, if in the judgment of the Board of Directors such election is necessary or desirable in order to maintain the qualification of the Company as an S corporation.

                                    SECTION 4
                                  MISCELLANEOUS

        4.1 New Shareholders. Any shares of Common Stock Transferred by a Shareholder to a Person not then a party to this Agreement after following the procedures set forth in this Agreement, shall remain subject to the terms, conditions and restrictions of this Agreement.

        4.2 Specific Performance. In any action or proceeding to specifically enforce the provisions of this Agreement, any party to this Agreement (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that a remedy at law exists. The provisions of this Section 4.2, however, shall not prevent any party from seeking a remedy at law in connection with any breach of this Agreement.

        4.3 Notices. Any and all notices, designations, consents, offers, acceptances, or any other communications provided for in this Agreement shall be given in writing by personal delivery or by registered or certified mail which shall be addressed, in the case of the Company, to its principal office, and in the case of a Shareholder to such Shareholder's residence address or such other address as may be designated by such Person. Any and all notices provided pursuant to this Agreement shall be deemed to be provided and received two business days after a notice has been sent by registered or certified mail.

        4.4 Severability. If any one or more of the provisions of this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be impaired in any way.

        4.5 Amendments. No change, amendment, or modification of this Agreement shall be valid unless it is in writing and signed by the Company and Shareholders owning of record at least a majority of the issued and outstanding shares of Common Stock, in which event such amendment or modification shall be binding upon all Shareholders in accordance with its terms. This Agreement shall automatically be deemed amended to add, as a party hereto, any Person who, after the date hereof, acquires shares of Common Stock in accordance with and subject to the terms of this Agreement (and such Person shall be deemed a "Shareholder"), and to delete any Person who no longer owns any shares of Common Stock (and such Person shall thereafter not be deemed a "Shareholder"), except as specifically provided to the contrary with respect to obligations continuing after a Person ceases to be a Shareholder.

      4.6 Legend on Stock Certificates. Upon the execution of this Agreement, any certificates representing the shares of Common Stock subject hereto shall be endorsed (in addition to any other applicable endorsements or legends) substantially as follows:

        THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION WITH RESPECT TO ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SHARES SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE ISSUER. IN ADDITION, THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN A SHAREHOLDERS AGREEMENT DATED THE ____ DAY OF __________, 2002, BETWEEN AND AMONG THE ISSUER AND THE HOLDERS OF COMMON STOCK THEREOF, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE ISSUER. NO TRANSFER OR ENCUMBRANCE OF THE SHARES REPRESENTED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.

 All certificates for Common Stock hereafter newly issued or Transferred during the term of this Agreement shall bear the same endorsement.

        4.7 Waivers. Nothing contained in this Agreement shall prevent the waiver of the provisions of this Agreement by the parties hereto. No party to this Agreement, however, shall be deemed to have waived any of its rights under this Agreement unless such waiver shall be in writing and signed by such party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

        4.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

        4.9 Benefit. All of the terms, covenants, agreements and conditions contained in this Agreement shall be binding upon and inure to the benefit of all of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

        4.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California. If the Company (or any successor in interest thereto) shall cease to be a corporation organized and existing under the laws of California and shall become a corporation organized and existing under the laws of another State, then at such time this Agreement shall be governed by and construed and enforced in accordance with the laws of the State in which the Company (or any successor) shall be incorporated.

        4.11 Conflict with Bylaws. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Bylaws of the Company, the terms and provisions of this Agreement shall control.

        4.12 Gender. As used in this Agreement, the masculine or neuter gender shall be construed to mean the masculine, feminine or neuter gender, as appropriate.

        4.13 Applicability of Laws. Any Transfer of shares of Common Stock made pursuant to and in accordance with the terms of this Agreement shall be subject to applicable state and federal securities and other laws, notwithstanding its permissibility under this Agreement.

        4.14 Certain Acknowledgments and Waivers. Each Shareholder employed by the Company hereby acknowledges and agrees that neither the issuance of shares of Common Stock to such Shareholder nor anything contained in this Agreement shall give such Shareholder any right to be retained in the employ of the Company, affect the right of the Company to discharge or discipline such Shareholder at any time, or affect such Shareholder's right to terminate his employment with the Company at any time.

        4.15 Applicability to Stock Subject to Forfeiture. For purposes of Sections 1 and 2 of this Agreement, a Shareholder or the estate or Personal Representative of a Shareholder is deemed not to own shares of Common Stock that are non-transferable and subject to a substantial risk of forfeiture (within the meaning of Section 83(a) of the Code), unless the restrictions with respect thereto have lapsed and the ownership of the shares of Common Stock has vested in the Shareholder; provided, however, that the Transfer restrictions and options established by this Agreement shall not create a "substantial risk of forfeiture" for purposes of this Section 4.15.

        4.16 Voting, Cooperation. Each Shareholder agrees to vote its shares of Common Stock now owned or hereinafter acquired at all times in such a manner as to, and to take such other actions as may be necessary or appropriate to, effectuate the agreements, covenants, restrictions and intent of this Agreement.

        4.17 Effectiveness of Agreement. This Agreement shall be effective immediately following the delivery of stock certificates representing shares of Common Stock to the Shareholders pursuant to the terms of those certain Subscription Agreements.

                            [Signatures on Next Page]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          HEMET FINANCIAL GROUP, INC.


                                          By:_____________________________
                                             President


Attest:_____________________________
       Secretary

[CORPORATE SEAL]



                                          SHAREHOLDER:
                                          ________________________________


                                          Name:___________________________


                                          ________________________________


                                          Name:___________________________

                   TRUST SUPPLEMENT TO SHAREHOLDERS AGREEMENT

        THIS TRUST SUPPLEMENT TO SHAREHOLDERS AGREEMENT (this "Supplement") is made and entered into this ____ day of ________, 2002, by and among Hemet Financial Group, Inc., a corporation organized and existing under the laws of the State of Nevada (including any successor in interest thereto, the "Company"), the trust identified on the signature pages hereto that is a shareholder of the Company (the "Trust"), and the individual (or husband and wife couple) that is deemed to be the owner of the Trust for federal income tax purposes (the "Grantor" or "Grantors").

                              W I T N E S S E T H :
                              - - - - - - - - - -

        The Trust is a Shareholder of the Company, and has executed, or shall execute contemporaneously with this Supplement, the Shareholders Agreement, made and entered into the ____ day of ________, 2002, by and among the Company and the Shareholders of the Company;

        The Trust, the Company, and the Grantors deem it to be in their best interests to provide certain additional agreements with respect to the shares of the Common Stock now owned or subsequently acquired by the Trust.

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Grantor or Grantor shall be subject to all the terms, conditions, and restrictions of the Shareholders Agreement, as if Grantor or Grantors were a Shareholder, including without limitation the right of the Company and the Surviving Shareholders to purchase shares of the Company owned by the Grantor or Grantors upon the death of the Grantor or Grantors.

2. The Trust may not be amended in any way without the prior written consent of the Company, which consent may not be unreasonably withheld. Any purported amendment of the Trust that would make such trust ineligible to hold shares of an S Corporation within the meaning of the Code shall be void ab initio.

3. If there is more than one Grantor, the Grantors agree to file joint returns, within the meaning of Section 6013 of the Code, as amended, and not separate returns, for any federal income tax returns filed on or after the date of this Supplement.

4. If there is more than one Grantor, if the marriage between the Grantors terminates for any reason other than the death of either or both, the Trust shall be revoked, and the Shares returned to one of the Grantors. The Grantors shall notify the Company no less than ninety (90) days prior to such termination.

5. Grantor or Grantors agree to take any actions necessary to maintain the Company's status as an S Corporation within the meaning of the Code.

6. All terms and conditions of the Shareholder Agreement are incorporated by reference herein, as if set forth in full herein.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                          HEMET FINANCIAL GROUP, INC.


                                          By:_____________________________
                                             President


Attest:_____________________________
         Secretary

[CORPORATE SEAL]


                                            GRANTOR:

                                            _____________________________


                                            _____________________________

                                            TRUST:

                                            _____________________________
                                            By:    Trustee


                                            _____________________________
                                            By:    Trustee

                                    EXHIBIT A

                             FORM OF PROMISSORY NOTE

$______________________                                Date:__________

        FOR VALUE RECEIVED, ____________ (the "Debtor"), hereby unconditionally promises to pay to the order of _______________________________ (hereafter, together with any holder hereof, called "Holder") at the offices of the Holder located at _____________________________, or at such other place as the Holder may designate in writing to the Debtor, in lawful money of the United States of America, and in immediately available funds, the principal sum of ___________________________ DOLLARS ($__________________) together with a floating rate of interest on the principal balance from time to time outstanding hereunder (computed on the basis of a 365-day year and actual number of days elapsed), reset monthly, from the date hereof until paid in full at a per annum rate equal to the "Prime Rate" as reported on the first business day of each month in the "Money Rates" section of The Wall Street Journal or, in the event such newspaper ceases to be published, in another nationally circulated financial newspaper, which interest shall be compounded monthly.

        Unless due earlier pursuant to the terms hereof, principal shall be payable in four equal annual installments of $_________ each, due and payable on the anniversaries of the date of this Promissory Note. Accrued interest shall be due and payable on the date on which each principal payment is due and on any other date on which the principal balance is due (whether by acceleration, maturity or otherwise).

        Interest shall accrue on any amount past due hereunder at a rate equal to five percent (5%) per annum in excess of the interest rate otherwise payable hereunder. All such interest shall be due and payable on demand.

        Notwithstanding any terms or provisions contained herein or elsewhere, in no event shall the aggregate amount of Interest (as defined below) contracted for, reserved, charged, collected, taken or received by the Holder pursuant to this Note exceed the maximum amount permissible (the "Maximum Rate") under the Usury Laws (as defined below). Neither the exercise by the Holder of its rights to accelerate the payment or the maturity of any indebtedness evidenced by this Note, nor the prepayment by the Debtor of any of the indebtedness evidenced by this Note, nor the occurrence of any other event or contingency whatsoever, shall entitle the Holder to charge, collect or receive Interest in excess of the Maximum Rate and in no event shall the Debtor be obligated to pay Interest exceeding the Maximum Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency operate to bind, obligate or compel the Debtor to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, but only to the extent of the excess of Interest over such Maximum Rate. If any Interest is contracted for, charged, collected, taken or received in excess of the Maximum Rate ("Excess"), the Debtor acknowledges and agrees that any such obligation, charge, collection or receipt shall be the result of a bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal hereof and the balance of such Excess, if any, shall be returned to the Debtor; it being the express intent of the Debtor and the Holder that the Debtor not pay and the Holder not receive, charge or collect, directly or indirectly, interest in excess of the Maximum Rate. By the execution of this Note, the Debtor covenants and agrees that (i) the credit or return of any Excess shall constitute the acceptance by the Debtor of such Excess, and (ii) the Debtor shall not seek or pursue (and hereby waives to the fullest extent permitted by law) any other remedy, legal or equitable, against the Holder, based in whole or in part upon contracting for, charging, collecting or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged, collected or received by the Holder, all Interest at any time contracted for, charged, collected or received from the Debtor in connection with the indebtedness evidenced by this Note shall, to the extent permitted by the Usury Laws, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note. The Debtor and the Holder agree, to the maximum extent permitted under the Usury Laws, to (i) characterize any non-principal payment as an expense rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. For purposes hereof, the term "Interest" shall mean any and all interest, fees, premiums and other charges for the use of money or the extension of credit and shall include any "interest" (or any amount or sum deemed to be "interest") under and as defined in the Usury Laws; and the term "Usury Laws" shall mean any applicable laws, statutes, rules, regulations or ordinances limiting, governing or otherwise regulating the rate or amount of Interest or the manner which Interest may be calculated, charged, collected, paid, contracted for or disclosed.

        The Debtor, and the Holder by accepting this Note, each agree and stipulate that the only charge imposed upon the Debtor for the use of money in connection with this Note is and shall be the interest described in the first paragraph hereof.

        Each of the following events shall constitute an "Event of Default" under this Note: (i) failure of the Debtor to pay any principal, interest or other amount due hereunder when due; (ii) the failure of the Debtor to comply with any term, covenant or condition contained in this Note; (iii) a final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Debtor and such judgment or order has or will have a materially adverse effect on the financial condition of the Debtor; (iv) the Debtor shall (a) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect); (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (c) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (d) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (e) be unable to, or admit in writing its inability to, pay its debts as they become due; (f) make a general assignment for the benefit of creditors; or (g) make a conveyance fraudulent as to creditors under any state or federal law; or (v) a case or other proceeding shall be commenced against the Debtor in any court of competent jurisdiction seeking (a) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (b) the appointment of a trustee, receiver, custodian, liquidator or the like for the Debtor or all or any substantial part of the assets, domestic or foreign, of the Debtor.

        Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (iv) or (v) of the definition thereof), any and all of the loans and the Debtor's other obligations hereunder, at the option of the Holder, and without demand or notice of any kind, may be immediately declared, and thereupon shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise. Upon the occurrence of an Event of Default described in clauses (iv) or (v) of the definition thereof, any and all of the loans and the Debtor's other obligations hereunder, without demand or notice of any kind, shall immediately become in default and due and payable and the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.

        The Debtor shall pay all expenses incurred by the Holder in the collection of this Note, including, without limitation, the reasonable fees and disbursements of counsel to the Holder, if this Note is collected by or through an attorney-at-law.

        Both the Debtor and the Holder acknowledge that time is of the essence of this Note.

        THE DEBTOR, AND THE HOLDER BY ACCEPTING THIS NOTE, EACH ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE DEBTOR AND THE HOLDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, THE HOLDER AND THE DEBTOR HEREBY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE DEBTOR ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE DEBTOR AND THE HOLDER OF ANY KIND OR NATURE.

        THE DEBTOR, AND THE HOLDER BY ACCEPTING THIS NOTE, HEREBY AGREE THAT THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE DEBTOR AND THE HOLDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE OR ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE DEBTOR AND THE HOLDER OF ANY KIND OR NATURE. THE DEBTOR EXPRESSLY

SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

        THE FOREGOING WAIVERS AND CONSENTS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

        No delay or failure on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

        All amendments to this Note, and any waiver or consent of the Holder, must be in writing and signed by the Holder and the Debtor.

        The Debtor hereby waives presentment, demand, notice of dishonor, protests and all other notices whatever.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

      This Note shall be binding upon the successors and assigns of the Debtor. A Holder of this Note may assign or transfer this Note to any person or entity without notice to, or the consent of, the Debtor. The Debtor may not assign any of its obligations hereunder to any person or entity.

        Any notice to be given hereunder shall be in writing, shall be sent to the Holder's address as specified in the first paragraph hereof or the Debtor's addresses set forth below its signature hereto, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.


                            [Signatures on Next Page]

        IN WITNESS WHEREOF, the Debtor has executed and delivered this Promissory Note under seal as of the date and year first written above.

                                            [DEBTOR]


                                            By:_____________________________
                                                 Title:_____________________


ATTEST:


By:_____________________________
     Title:_____________________

        [CORPORATE SEAL]


Address for Notices:

Hemet Bancorp
3715 Sunnyside Drive
Riverside, CA 92506